Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 1, of our report dated June 12, 2020, relating to the balance sheet of Panacea Acquisition Corp. as of May 7, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from April 24, 2020 (inception) through May 7, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
June 23, 2020